UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): February 20, 2009

INSITUFORM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective February 20, 2009, Insituform Technologies, Inc. (the “Company”), through its wholly-owned subsidiary, TBC Acquisition Corp., a Delaware corporation, completed its acquisition of the business of The Bayou Companies, L.L.C., a Louisiana limited liability company (“Bayou”), including Bayou’s holdings and interests in certain partnerships and other entities relating to the Bayou’s business (“Related Entities”).

The purchase price paid for the business was as follows: (1) $112.5 million in cash (reduced by Bayou’s proportional interest in indebtedness for borrowed money of the Related Entities outstanding as of the closing date); (2) $12.5 million which is held in escrow as security for 18 months after the closing for any indemnification obligations of Bayou; and (3) additional cash payments of $7.5 million, plus 50% of excess earnings, in the form of a holdback. The holdback will be paid only upon the satisfaction of certain post-closing financial performance objectives by Bayou. The purchase price is also subject to a post-closing working capital adjustment.

In connection with the closing of the acquisition, the Company also acquired the outstanding noncontrolling interests of two of the Related Entities, Commercial Coating Services International, Ltd. and Bayou Welding Works, L.L.C., for $8.5 million.

Financial statements and proforma financial information relating to this acquisition will be subsequently filed within 71 calendar days after this Form 8-K was required to be filed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Insituform Technologies, Inc. dated February 23, 2009

*        *        *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By:	/s/ David F. Morris
David F. Morris
Senior Vice President, General Counsel and Chief Administrative Officer

Date: February 26, 2009

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
99.1	Press Release of Insituform Technologies, Inc. dated February 23, 2009